Exhibit 99.1

Contact:

Will Anderson

Obidicut LLC

(503) 452-7621

will@obidicut.net

OXIS INTERNATIONAL APPOINTS STEVE GUILLEN

PRESIDENT AND CHIEF EXECUTIVE OFFICER

PORTLAND, Ore. – February 28, 2005 – OXIS International, Inc. (OTCBB: OXIS) (Nouveau Marché: OXIS), a leader in the evaluation and treatment of diseases associated with oxidative stress, announced today the appointment of Steve Guillen as President and Chief Executive Officer of the Company. Mr. Guillen will replace Marvin S. Hausman, MD, acting CEO; Dr. Hausman will remain as Chairman of the Board of Directors and acting CFO at OXIS International.

Mr. Guillen’s extensive background in building highly successful commercial organizations in the diagnostic and pharmaceutical industries includes senior executive management positions at Amarin Pharmaceuticals, Elan Pharmaceuticals, Athena Diagnostics, and Athena Neurosciences. Mr. Guillen began his career at Merck & Company where he held a number of positions of increasing responsibility. He holds a BS in Zoology from the University of California, Davis and an MBA from the University of California, Riverside.

“We are very pleased to announce the appointment of Steve Guillen as President and CEO of OXIS International,” said Marvin S. Hausman, MD Chairman of the Board at OXIS International. “Steve brings both large company organization and process experience and smaller company entrepreneurial leadership background. He has shown success in building market-leading businesses with dramatic revenue growth in market and technology areas very relevant to present and future OXIS aims. His expertise in the diagnostic and pharmaceutical industries will provide valuable leadership, experience and direction to the Company’s worldwide stress-biomarker program, as well as the OXIS International diagnostic and therapeutic pipelines.”

“I am excited about joining OXIS International as the new President and CEO,” said Steve Guillen. “The Company has a compelling business strategy for becoming an important player in the biopharmaceutical industry and currently is a recognized leader and innovator in oxidative-stress technologies, offering a well established and respected line of more than 80 research products. I look forward to helping OXIS International grow and evolve into a leading biopharmaceutical company as well as continue its progress and innovation in the oxidative-stress technology space.”

About OXIS International

OXIS International Inc., headquartered in Portland, Oregon, focuses on developing technologies and products to research, diagnose, treat and prevent diseases associated with damage from free radical and reactive oxygen species – diseases of oxidative stress. The Company holds the rights to three therapeutic classes of compounds in the area of oxidative stress, and develops, manufactures and markets products and technologies to diagnose and treat diseases caused by oxidative stress. For more information, go to www.oxis.com.

Statements in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, any statements regarding beliefs, plans, estimates, projections, expectations, goals or intentions regarding the future, such as statements relating to: (i) the belief that Dr. Hausman will remain as Chairman of the Board of Directors and acting CFO of the Company; (ii) the belief that Mr. Guillen’s previous success is relevant to the Company’s present and future aims; (iii) the belief that Mr. Guillen’s expertise in the diagnostic and pharmaceutical industries will provide valuable leadership, experience and direction to the Company’s worldwide stress-biomarker program, as well as the Company’s diagnostic and therapeutic pipelines; (iv) the Company having a compelling business strategy for becoming an important player in the biopharmaceutical industry; (v) the continuation of the Company’s progress and innovation in the oxidative-stress technology space; as well as other beliefs, plans, estimates, projections, expectations, goals or intentions regarding the future. The forward-looking statements in this release involve important factors that could cause actual results to differ materially from those in the forward-looking statements. Such important factors include risks and uncertainties, including, but not limited to, unanticipated difficulties in transitioning Mr. Guillen into the positions of the Company’s President and Chief Executive Officer; unanticipated changes in present and future objectives of the Company; the risk that Mr. Guillen will not be able to perform as anticipated as the Company’s President and Chief Executive Officer; unanticipated difficulties in implementing the Company’s current and future business strategies; unforeseen difficulties related to the Company’s oxidative stress and other diagnostic products; and other risks indicated in the Company’s filings with the Securities and Exchange Commission. It is important to note that actual outcomes could differ materially from those in such forward-looking statements. Readers should also refer to the documents filed by the Company with the Securities and Exchange Commission, specifically the annual report on Form 10-KSB for the year ended December 31, 2003, filed with the Securities and Exchange Commission on March 26, 2004 and the Company’s quarterly reports on Form 10-QSB filed thereafter.